EXHIBIT 21

AVON PRODUCTS, INC. AND SUBSIDIARIES

The following list includes companies that were owned directly or indirectly by Avon Products, Inc., a New York corporation, as of December 31, 2009. The list includes all subsidiaries.

Subsidiary	Jurisdiction of Incorporation or Organization
Avon Cosmetics Albania Shpk	Albania
Cosmeticos Avon Sociedad Anonima Comercial E Industrial	Argentina
Avon Cosmetics Aust. Pty Limited	Australia
Avon Products Pty. Limited	Australia
Avon Cosmetics Vertriebsgesellschaft m.b.h	Austria
Arlington Limited	Bermuda
Avon Holdings Ltd.	Bermuda
Avon International (Bermuda) Ltd.	Bermuda
Stratford Insurance Company, Ltd.	Bermuda
Productos Avon (Bolivia) Ltda.	Bolivia
Avon Cosmetics BiH d.o.o. Sarajevo	Bosnia
Avon Cosmeticos Ltda.	Brazil
Avon Industrial Ltda.	Brazil
Avonprev - Sociedade de Previdencia Privada	Brazil
Viva Brazil Gestao de Bens Ltda.	Brazil
Avon AIO Sdn Bhd	Brunei
Avon Cosmetics Bulgaria EOOD	Bulgaria
Avon Canada, Inc.	Canada
AIH Holdings Company	Cayman
Avon Colombia Holdings I	Cayman
Avon Colombia Holdings II	Cayman
Avon CV Holdings Company	Cayman
Avon Egypt Holdings I	Cayman
Avon Egypt Holdings II	Cayman
Avon Egypt Holdings III	Cayman
Avon International Holdings Company	Cayman
Viva Cayman Company	Cayman
Cosmeticos Avon S.A.	Chile
Avon Healthcare Products Manufacturing (Guangzhou) Limited	China
Avon Management (Shanghai) Company Limited	China
Avon Manufacturing (Guangzhou) Ltd.	China
Avon Products (China) Co. Ltd.	China
Avon Colombia Ltda.	Colombia
Avon Kozmetika d.o.o. Zagreb	Croatia
Avon Cosmetics, spol. s r.o.	Czech Republic
AIO Asia Holdings, Inc.	Delaware
Avon (Windsor) Limited	Delaware
Avon Aliada LLC	Delaware
Avon Capital Corporation	Delaware
Avon Component Manufacturing, Inc.	Delaware
Avon Holdings LLC	Delaware
Avon International Operations, Inc.	Delaware
Avon Land Development Corp.	Delaware
Avon Pacific, Inc.	Delaware

Avon-Lomalinda, Inc.	Delaware
Manila Manufacturing Company	Delaware
Retirement Inns of America, Inc.	Delaware
Surrey Leasing, Ltd.	Delaware
Viva Financing LLC	Delaware
Viva Panama Holdings LLC	Delaware
Productos Avon S.A.	Dominican Republic
Productos Avon Ecuador S.A.	Ecuador
Avon Cosmetics Egypt, S.A.E.	Egypt
Productos Avon, S.A.	El Salvador
Avon Cosmetics Export Limited	England and Wales
Avon Cosmetics Ireland Limited	England and Wales
Avon Cosmetics Limited	England and Wales
Avon European Financial Services Limited	England and Wales
Avon European Holdings Limited	England and Wales
Avon Fashions (UK) Limited	England and Wales
Avon UK Holdings Limited	England and Wales
Avon Eesti OÜ	Estonia
Avon Cosmetics Finland OY	Finland
Avon S.A.S.	France
Avon Cosmetics Georgia LLC	Georgia
Avon Cosmetics GmbH	Germany
Avon Germany Holding Und Verwaltungsgesellschaft mbH	Germany
Avon Germany Holdings GmbH & Co KG	Germany
Avon Cosmetics (Greece) MEPE	Greece
Avonexport Limitada	Guatemala
Productos Avon de Guatemala, S.A.	Guatemala
Productos Avon, S.A. de C.V.	Honduras
Avon Cosmetics (FEBO) Limited	Hong Kong
Avon Cosmetics Hungary Kozmetikai Cikk Kereskedelmi Kft.	Hungary
Avon Holdings Vagyonkezeló Kft	Hungary
Avon Beauty Products India Pvt. Ltd.	India
PT Avon Indonesia	Indonesia
Avon Limited	Ireland
Avon Cosmetics Israel Limited	Israel
Avon Cosmetics S.r.l. a Socio Unico	Italy
Avon Products Co., Ltd.	Japan
Live and Life Company Limited	Japan
LLP Avon Cosmetics (Kazakhstan) Limited	Kazakhstan
Avon Cosmetics LLC	Kyrgyzstan
Avon Cosmetics SIA	Latvia
Avon Cosmetics UAB	Lithuania
Avon Luxembourg Holdings S.a.r.l.	Luxembourg
Avon Cosmetics DOOEL – Skopje	Macedonia
Avon Cosmetics (Malaysia) Sdn Bhd	Malaysia
Maximin Corporation Sdn Bhd	Malaysia
Avon Asia Holdings Company	Mauritius
Avon Cosmetics Manufacturing S. de R.L. de C.V.	Mexico
Avon Cosmetics, S. de R.L. de C.V.	Mexico
Avonova, S. A. de C.V.	Mexico
MI Holdings, Inc.	Missouri
Avon Cosmetics (Moldova) S.R.L.	Moldova
Avon Cosmetics Montenegro d.o.o. Podgorica	Montenegro

Avon Beauty Products, SARL	Morocco
AI Netherlands Holdings Company C.V.	Netherlands
Avon International (NL) C.V.	Netherlands
Avon Netherlands Holdings BV	Netherlands
Avon Netherlands Holdings II B.V	Netherlands
Beauty Products Holding Netherlands B.V.	Netherlands
Viva Netherlands Holdings B.V.	Netherlands
Avon Americas, Ltd.	New York
Avon Overseas Capital Corporation	New York
California Perfume Company, Inc.	New York
Surrey Products, Inc.	New York
Avon Cosmetics, Ltd.	New Zealand
Productos Avon de Nicaragua, S.A.	Nicaragua
Productos Avon, S.A.	Panama
Viva Panama S.de R.L.	Panama
Productos Avon S.A	Peru
Avon Cosmetics, Inc.	Philippines
Avon Products Mfg., Inc.	Philippines
Beautifont Products, Inc.	Philippines
Mirabella Realty Corporation	Philippines
Avon Cosmetics Polska Spolka z o.o.	Poland
Avon EMEA Finance Service Centre Spolka. z o.o.	Poland
Avon Mobile Sp z.o.o.	Poland
Avon Operations Polska Sp z o.o.	Poland
Avon Cosmeticos, Lda.	Portugal
Avon Cosmetics (Romania) S.R.L	Romania
Avon Beauty Products Company (ABPC) Russia	Russian Federation
Avon Beauty (Arabia) LLC	Saudi Arabia
Avon Cosmetics SCG d.o.o. Beograd	Serbia
Avon AIO Pte.Ltd.	Singapore
Avon Cosmetics, spol s r.o.	Slovak Republic
Avon Kozmetika podjetje za kozmetiko in trgovino d.o.o., Ljubljana	Slovenia
Avon Justine (Pty) Ltd.	South Africa
Avon Products Limited	South Korea
Avon Cosmetics S.A.	Spain
Beauty Products Holding SL	Spain
Beauty Products Latin America Holdings S.L.	Spain
Viva Cosmetics Holding GmbH	Switzerland
Avon Cosmetics (Taiwan) Ltd.	Taiwan
Avon Cosmetics (Thailand) Ltd.	Thailand
Avon Kosmetik Urunleri Sanayi ve Ticaret Anonim Sirketi	Turkey
Avon Cosmetics Ukraine	Ukraine
Cosmeticos Avon De Uruguay S.A.	Uruguay
Avon Cosmetics de Venezuela, C.A.	Venezuela
Avon Cosmetics Vietnam, Ltd.	Vietnam